    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1999
                                                REGISTRATION NO. 333-__________.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------
                                U.S. VISION, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            5995                                 22-3032948
(State or other jurisdiction of      (Primary Standard Industrial                   (I.R.S. Employer
 incorporation or organization)       Classification Code Number)                  Identification No.)

                                  ------------

     1 HARMON DRIVE, GLEN OAKS INDUSTRIAL PARK, GLENDORA, NEW JERSEY 08029
       (609) 228-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                            WILLIAM A. SCHWARTZ, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                U.S. VISION, INC.
                                 1 HARMON DRIVE
                            GLEN OAKS INDUSTRIAL PARK
                           GLENDORA, NEW JERSEY 08029
                                 (609) 228-1000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 With a copy to:
                                 BRIAN M. LIDJI
                                 SAYLES & LIDJI
                             4400 RENAISSANCE TOWER
                                 1201 ELM STREET
                               DALLAS, TEXAS 75270
                                  (214)939-8700

                                  ------------

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                 Amount to         Proposed Maximum     Proposed Maximum
  Title of Each Class of             be                Aggregate            Aggregate             Amount of
     Securities to be            Registered        Price Per Unit(1)    Offering Price(1)     Registration Fee
        Registered
==============================================================================================================
      Common Stock,           2,686,588 Shares           $2.75             $7,388,117             $1,955.00
     $0.01 par value

================================================================================
(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1999


                                2,686,588 SHARES


                                U.S. VISION, INC.

                                  COMMON STOCK


The selling stockholders identified in this prospectus are selling up to 2,686,246 shares of common stock of U.S. Vision, Inc. These shares represent approximately all of the shares of U.S. Vision common stock held by the selling stockholders. U.S. Vision will not receive any of the proceeds from the sale of shares by the selling stockholders. The public offering of the 2,686,588 shares by the selling stockholders is not being underwritten. U.S. Vision's common stock is listed on the Nasdaq National Market under the symbol "USVI." On November 22, 1999, the closing sale price of the common stock, as reported on the Nasdaq National Market, was $3.00 per share.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 3.

The U.S. Vision shares offered or sold under this prospectus have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The selling stockholder may sell the shares of common stock described in this prospectus in public or private transactions, on or off the National Market System of the Nasdaq Stock Market, at prevailing market prices, or at privately negotiated prices. The selling stockholder may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. More information is provided in the section titled "Plan of Distribution" on page 9.

U.S. Vision's address and telephone number is: 1 Harmon Drive, Glen Oaks Industrial Park, Glendora, New Jersey 08029, (609) 228-1000.

               The date of this Prospectus is November ___, 1999.

                       WHERE YOU CAN GET MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, DC, New York, NY, and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc., at 1735 K Street, Washington, DC 20006.

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

          o    Annual Report on Form 10-K for the year ended January 31, 1999;

          o Quarterly Reports on Form 10-Q for the quarters ended April 30, 1999 and July 31, 1999;

          o    The Report on Form 8-K filed on November 24, 1999; and

          o The description of the common stock contained in U.S. Vision's Registration Statement on Form S-1 (Registration No. 333-35819).

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

               U.S. Vision, Inc.
               Glen Oaks Industrial Park
               One Harmon Drive
               Glendora, New Jersey 08029
               (609) 228-1000

This prospectus is part of the Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding U.S. Vision's relationship with host stores and competitors, the growth rate of its revenue and market share, as well as its expectations and intentions. Forward-looking statements necessarily involve risks and uncertainties, and U.S. Vision's actual results could differ materially from those anticipated in the forward-looking statements, including those set forth below under "Risk Factors" and elsewhere in this prospectus. The factors set forth below under "Risk Factors" and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements whenever they appear in this prospectus.


                                  RISK FACTORS

Investing in U.S. Vision's common stock is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, in addition to the other information in this prospectus.

RISKS RELATING TO HOST STORE RELATIONSHIPS AND SHORT-TERM LEASES

For the year ended January 31, 1999, and for the six months ended July 31, 1999, 88% and 90%, respectively, of our net sales were derived from sales in optical centers located within department stores. For the same periods, sales attributable to optical centers located within J.C. Penney Company, Inc. stores represented approximately 66% of our sales. We are indirectly dependent on the operations and financial success of our host department stores. A decline in the sales, customer traffic or overall financial performance of one or more of our host department stores could have a material adverse effect on our business. In addition, our future expansion plans depend, to a large extent, on the expansion or renewal plans of our host department stores, primarily J.C. Penney. A substantial change in J.C. Penney's expansion or remodeling plans could have a material adverse effect on our planned growth strategy and future financial performance and results of operations. We anticipate that we will continue to rely upon several host stores for a significant portion of our revenues and as part of our business strategy we intend to increase the number of leased departments we operate within J.C. Penney and Sears Roebuck and Co. However, we cannot assure you that we will be able to maintain our relationships with our host stores on favorable terms, if at all.

Our optical centers within J.C. Penney stores are subject to a master lease that expires in December 2003. The master lease may be terminated early, but no more than 40 of our J.C. Penney optical centers may be closed by J.C. Penney in any calendar year for any reason. This limitation does not apply, however, if J.C. Penney closes an entire J.C. Penney department store, either temporarily or permanently.

Each of our retail optical departments within Sears stores is subject to an individual lease that provides for a year-to-year term. Each of our leases with Sears may be terminated early by either us or Sears for any reason, on 30 days prior written notice. One of our principal competitors operates most of the Sears optical departments.

Our retail optical departments located within other department stores are subject to lease arrangements that contain short notice lease termination provisions. There can be no assurance that any lease between us and a host store will not be terminated or its terms adversely changed. A substantial change in our relationship with one or more of our host department stores resulting in the termination or change of optical center leases could have a material adverse effect on our business, financial condition or results of operations.

COMPETITION

The optical retail business is highly competitive, and several of our competitors have more resources than we have. These additional resources may enable competitors to pursue more aggressive pricing and promotional strategies at the expense of profits for longer periods of time than we can and may enable them to pursue these strategies through an extended downturn in the optical market. We compete with other national, regional, and local retail optical chains and independent optical retailers. Optical retailers generally serve individual or local markets and, as a result, competition is fragmented and varies substantially among locations and geographic areas. The principal competitive factors affecting our retail operations are merchandise selection, quality and consistency of products and services, price, location within the host store, convenience, availability of on-site professional eye examinations and access to a host store's private label credit card. The retail optical industry engages in price-related promotional offers as a standard marketing practice. We cannot assure you that periods of intense price competition resulting from those offers will not materially affect our profitability.

Additionally, we face competition from advances in vision correction technologies, including laser surgery and other surgical vision correction procedures. This could result in decreased demand for eyeglasses and contact lenses, which could have a material adverse effect on our business, financial condition or results of operations.

To the extent our customers may not be covered by our eye care benefit plans, we may compete with other vision care benefit plans and retailers who provide alternative vision care plans. As the number of national and regional managed vision care programs increase, competition for customers will intensify among the various vision care programs.

AGGRESSIVE GROWTH STRATEGY; DEPENDENCE ON HOST STORES FOR GROWTH

We intend to pursue a strategy of growth through internal expansion and acquisitions as opportunities arise. This strategy is likely to place significant demands on our capital, operational and management resources and may expose us to a variety of risks, including the risk that we will be unable to retain personnel or acquire other resources necessary to adequately service our growth. Our expansion strategy will be predominantly dependent upon our expansion within our current host stores, particularly J.C. Penney. Because we have a strong relationship with our existing host stores and many of our hosts have numerous locations that do not yet contain optical departments, we believe a significant portion of our future growth will come from existing host stores. Although as a part of our growth strategy we anticipate the opening of a significant number of new retail optical departments, we are under no obligation to do so and we cannot assure you that we will open these locations. None of our agreements with our host department stores require the host stores to offer us additional optical center leases. If we do not open new stores as we anticipate our future results of operations may be materially and adversely affected.

DEPENDENCE ON SINGLE MANAGED VISION CARE PROVIDER

Since 1991, we have been a national provider of managed vision care through Vision One. Vision One is a third-party vision care plan owned by Cole National Corporation. Cole is one of our principal competitors. For the year ended January 31, 1999, and the six months ended July 31, 1999, 34% and 33%, respectively, of our revenues were generated from sales to members of Vision One and other vision care benefit plans, and we anticipate that this percentage will increase over the next several years. Our contract with Cole National expires in 2002. Our contract with Cole National may be terminated earlier under certain circumstances. We cannot assure you that we will be able to maintain our relationship with Cole National. A substantial change in our relationship with Cole National could have a material adverse effect on our business, financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL

We are highly dependent on certain members of our management team, particularly William A. Schwartz, Jr., our Chairman, President and Chief Executive Officer. The loss of his services could have a material adverse effect on our business, financial condition and results of operations. Mr. Schwartz's employment agreement terminates in October 2000, at which time it automatically renews for one-year periods thereafter unless terminated by us or Mr. Schwartz on not less than 90 days notice prior to the end of the then current one-year term.

HISTORY OF LOSSES IN FREESTANDING STORES

As a result of poor financial operations relating to our freestanding stores, we commenced a program to identify and close unprofitable freestanding stores from 1990 through 1995. During that six-year period, we closed 356 unprofitable freestanding stores. Since January 31, 1996, our remaining freestanding optical retail stores generated positive store contribution. We cannot assure you that this trend will continue. Should certain freestanding locations generate what we believe to be less than desired operating results, we may decide to close additional locations. Closing additional freestanding locations could have a material adverse effect on business, financial condition and results of operation.

YEAR 2000 COMPLIANCE

We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail. We are in the process of implementing a Year 2000 compliant point of sale and order entry system in our retail locations. As a result, we do not anticipate having any year 2000 compliance issues with respect to the information technology systems to be used by our retail stores. In addition, we are working with our external suppliers and service providers to ensure that they and their systems will be able to support our needs and, where necessary, interoperate with our server and networking hardware and software infrastructure in preparation for the year 2000. Management does not anticipate that the company will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problems of either ours, our customers or vendors could have a material adverse effect on our business, results of operations and financial condition.

RISKS RELATED TO GOVERNMENT REGULATION

The field of optical retailing is regulated by many of the states in which we do business. Certain states require the presence of licensed opticians in vision centers where eyeglasses or contact lenses are fitted or dispensed. Any difficulties or delays in securing the services of such optical professionals could adversely affect our business and our relationship with our host stores. We are subject to a variety of federal, state and local laws, rules and regulations affecting the health care industry and the delivery of health care services. State and local legal requirements vary widely among jurisdictions and are subject to change, as are federal legal requirements.

The legality of our relationships with opticians and optometrists in the states in which we operate may be challenged in the future, and if challenged, we may be required to alter the manner in which we conduct our business. Any such alteration could adversely affect our business and our relationships with our host stores. Failure to comply with existing laws and regulations or the adoption of new laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

OTHER FACTORS AFFECTING FUTURE OPERATING PERFORMANCE

Our future quarterly results may be materially affected by a variety of factors, some of which may be beyond our control. Some of these factors include, but are not limited to:

          o our ability to select and stock merchandise attractive to customers;

          o    our ability to efficiently fill customer orders;

          o    the mix of products sold, pricing and other competitive factors;

          o    the seasonality of our business;

          o    weather factors affecting retail operations; and

          o    general economic cycles affecting consumer spending.

Accordingly, results of operations for any particular quarter may not be indicative of results of operations for future periods.

                                   THE COMPANY

U.S. Vision is a leading retailer of optical products and services through retail optical departments licensed to operate within national and regional department host stores and through a limited number of freestanding retail locations. As of November 1, 1999, we operated 691 locations in 48 states and Canada, consisting of 641 licensed departments and 50 freestanding stores. We currently operate 427 J.C. Penney retail optical departments and are J.C. Penney's primary optical licensee. In addition, we operate 70 Sears retail optical departments and 144 retail optical departments in regional department stores. Our freestanding stores are generally located in malls and shopping centers.

U.S. Vision's retail optical departments are generally full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses and accessories with an on-premises, independent optometrist who performs complete eye examinations and prescribes eyeglasses and contact lenses. U.S. Vision's extensive selection of designer and private label branded eyewear allows us to tailor our merchandise selection to meet the needs of our host store customers.

Since 1991, U.S. Vision has been a national provider of managed vision care benefits through its participation in managed vision care programs which offer comprehensive eyewear benefits to managed care participants. We currently generate approximately 33% of our revenues from our participation in managed vision care programs.


                                 USE OF PROCEEDS

U.S. Vision will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.


                              SELLING STOCKHOLDERS

Under a Stockholders' Agreement dated as of December 29, 1995, by and among U.S. Vision, the selling stockholders and certain other stockholders of U.S. Vision, we agreed to register the U.S. Vision common stock purchased by the selling stockholders in a private placement and to use our best efforts to keep the Registration Statement effective until all of the shares are sold under the Registration Statement. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares.

The shares covered by this prospectus represent all of the shares of U.S. Vision common stock held by the selling stockholders.

Dennis J. Shaughnessy, J. Roger Sullivan, Jr. and Richard K. McDonald each an affiliate of one of the selling stockholders, are directors of U.S. Vision.

The following table sets forth certain information regarding the beneficial ownership of the common stock, as of November 1, 1999, by the selling stockholders.


                                                               Shares
                                                            Beneficially         Number              Shares
                                                                Owned           of Shares      Beneficially Owned
                                                              Prior to            Being         After Offering(1)
                                                                                               ------------------
          Name and Address of Beneficial Owner               Offering(1)         Offered         Number Percent
          ------------------------------------               -----------         -------         ------ -------
Grotech Partners IV, L.P.(2)                                  1,583,951         1,583,951          -0-    -0-
Grotech Partners III, L.P.(2)                                   311,984           311,984          -0-    -0-
Grotech III Companion Fund, L.P.(2)                              33,914            33,914          -0-    -0-
Grotech III Pennsylvania Fund, L.P.(2)                           19,485            19,485          -0-    -0-
Constitution Partners I, L.P.(3)                                487,228           487,228          -0-    -0-
M&M General Partnership(3)                                       67,366            67,366          -0-    -0-
Richard K. McDonald(3)                                          182,660           182,660          -0-    -0-

-------------------------

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Shares of common stock issued pursuant to options, warrants and convertible securities, to the extent such securities are currently exercisable or convertible within 60 days of November 1, 1999, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(2) The business address of Grotech Partners IV, L.P., Grotech Partners III, L.P., Grotech III Companion Fund, L.P. and Grotech III Pennsylvania Fund, L.P. is 9690 Deereco Road, Timonium, MD 21093. Grotech Capital Group IV, LLC is the general partner of Grotech Partners IV, L.P. Grotech Capital Group, Inc., is the general partner of Grotech Partners III, L.P., Grotech III Companion Fund, L.P. and Grotech III Pennsylvania Fund, L.P. Messrs. Shaughnessy and Sullivan disclaim beneficial ownership of these shares for all purposes. Dennis J. Shaughnessy and J. Roger Sullivan, Jr., both serve as directors and officers of Grotech Capital Group IV, LLC and Grotech Capital Group, Inc., and each has served as a director of U.S. Vision since 1995.

(3) The business address of Constitution Partners I, L.P., M&M General Partnership and Richard K. McDonald is 600 Grant Street, 57th Floor, USX Tower, Pittsburgh, PA 15219. Mr. McDonald serves as the general partner of M&M General Partnership and the general partner of RKM Investment Company, the general partner of Constitution Partners I, L.P. Mr. McDonald disclaims beneficial ownership of the stock held by Constitution Partners I, L.P. and M&M General Partnership, except to the extent of his pecuniary interest therein. Mr. McDonald has served as a director of U.S. Vision since 1995.

The information provided in the table above with respect to the selling stockholders has been obtained from the selling stockholders. Except as otherwise disclosed above, the selling stockholders have not within the past three years had any position, office or other material relationship with U.S. Vision. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by it, only an estimate (assuming the selling stockholders sell all of their shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

                              PLAN OF DISTRIBUTION

The shares of U.S. Vision common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders, including donees, transferees, pledgees or other successors in interest that receive any shares as a gift, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of U.S. Vision in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares covered by this prospectus on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The selling stockholders may offer its shares of common stock in one or more of the following transactions:

          o on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;

          o a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          o through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

          o through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          o    in the over-the-counter market;

          o    in private transactions;

          o    through options;

          o    by pledge to secure debts and other obligations; or

          o    a combination of any of the above transactions.

If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or any exemption is available and complied with.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, the selling stockholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

All expenses of this registration, estimated at approximately $22,000, will be paid by U.S. Vision. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. The selling stockholders will pay all underwriting discounts and selling commissions, if any.


                                  LEGAL MATTERS

Sayles & Lidji, A Professional Corporation, Dallas, Texas, will give its opinion that the shares offered in this prospectus have been validly issued and are fully paid and non-assessable.


                                     EXPERTS

The consolidated financial statements of U.S. Vision appearing in U.S. Vision's Annual Report (Form 10-K) for the year ended January 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

We have not authorized any dealer, sales person or other person to give any information or to make any representations other than those contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer of the securities in any state where an offer is not permitted. The information in this prospectus is current as of November 1, 1999. You should not assume that this prospectus is accurate as of any other date.



                            ------------------------




                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Where You Can Find More Information                                      2
Forward-Looking Statements                                               3
Risk Factors                                                             3
The Company                                                              7
Use of Proceeds                                                          7
Selling Stockholders                                                     7
Plan of Distribution                                                     9
Legal Matters                                                           10
Experts                                                                 10





                                2,686,588 Shares



                               U.S. VISION, INC.











                                  Common Stock
                               ($0.01 par value)










                                   Prospectus
                            Dated November ___, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions.

       Securities and Exchange Commission registration fee ........   $    1,955.00
       Legal fees and expenses ....................................   $    8,000.00
       Blue Sky fees and expenses (including legal fees) ..........   $      300.00
       Printing and engraving expenses ............................   $    5,000.00
       Accounting fees and expenses ...............................   $    2,000.00
       Miscellaneous ..............................................   $    3,400.00

         Total ....................................................   $   20,655.00
                                                                      =============

All of the above expenses other than the Registration Fee are estimates. All of the above expenses will be paid by U.S. Vision.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Certificate of Incorporation of the Company, a copy of which is filed herein as Exhibit 3.3, provides for advancement of expenses and indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

The Stockholders' Agreement dated as of December 29, 1995, provides for indemnification by the Company of the selling stockholder against certain liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws or otherwise, and provides for indemnification by the selling stockholder of the Company and its directors, its officers and certain control persons against certain liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws or otherwise.

ITEM 16.  EXHIBITS

     Exhibit
     Number        Exhibits

     3.3*          Restated Certificate of Incorporation
     4.1*          Specimen Common Stock Certificate
     5.1           Opinion of Sayles & Lidji, A Professional Corporation
     23.1          Consent of Ernst & Young LLP

     23.2 Consent of Sayles & Lidji, A Professional Corporation (Reference is made to Exhibit 5.1)

     24.1     Power of Attorney (Reference is made to the signature page herein)

*Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-35819).

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934,) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glendora, State of New Jersey, on November 30, 1999.

                        U.S. VISION, INC.

                        By:   /s/ William A. Schwartz, Jr.
                              -------------------------------------------------
                               William A. Schwartz, Jr., President
                                  and Chief Executive Officer


                                POWER OF ATTORNEY

Each individual whose signature appears below hereby designates and appoints William A. Schwartz, Jr. and Kathy G. Cullen, and each of them, as such person's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate and requests to accelerate the effectiveness of this Registration Statement, to sign any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional shares of Common Stock for the same offering covered by this Registration Statement and to file each such amendment and Registration Statement with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on November 30, 1999.



SIGNATURE                                                     CAPACITY
---------                                                     --------

/s/ William A. Schwartz, Jr.                                  President, Chief Executive Officer and Director
--------------------------------                              (Principal Executive Officer)
William A. Schwartz, Jr.

/s/ Kathy G. Cullen                                           Senior Vice President and Chief Financial Officer
--------------------------------                              (Principal Financial and Accounting Officer)
Kathy G. Cullen

/s/ G. Kenneth Macrae                                         Director
--------------------------------
G. Kenneth Macrae

/s/ Richard K. McDonald                                       Director
--------------------------------
Richard K. McDonald

/s/ Dennis J. Shaughnessy                                     Director
--------------------------------
Dennis J. Shaughnessy

/s/ J. Roger Sullivan, Jr.                                    Director
--------------------------------
J. Roger Sullivan, Jr.

/s/ Peter M. Troup                                            Director
--------------------------------
Peter M. Troup


                                 EXHIBIT INDEX

Exhibit
Number                                Exhibits
-------                               --------
3.3*                       Restated Certificate of Incorporation
4.1*                       Specimen Common Stock Certificate
5.1                        Opinion of Sayles & Lidji, A Professional Corporation
23.1                       Consent of Ernst & Young LLP
23.2                       Consent of Sayles & Lidji, A Professional Corporation (Reference is made to Exhibit 5.1)
24.1                       Power of Attorney (Reference is made to the signature page herein)


*Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333- 35819)